Exhibit 3.2

FORM OF AMENDED AND RESTATED BYLAWS

OF

PLAYAGS, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE — The registered office of PlayAGS, Inc., a Nevada corporation (the “Corporation”) shall be the office of the Corporation’s registered agent in the State of Nevada or such other office of the Corporation in the State of Nevada as established from time to time by the Board of Directors.

SECTION 2. OTHER OFFICES — The Corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS — Subject to Article II, Section 9 of these Amended and Restated Bylaws (as amended from time to time, these “Bylaws”), annual meetings of stockholders for the election of Directors, and for such other business as may be properly brought before the meeting, shall be held at such place, if any, either within or without the State of Nevada, or by means of remote communication, and at such time and date as the Board of Directors, by resolution, shall designate from time to time.

SECTION 2. SPECIAL MEETINGS — Subject to applicable law, the Corporation’s Amended and Restated Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”), and the rights of the holders of any series of Preferred Stock (as defined in the Articles of Incorporation), special meetings of stockholders of the Corporation, for any purpose or purposes, may be called from time to time by such persons authorized to do so by the Articles of Incorporation and not by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting sent by or on behalf of the Corporation. For avoidance of doubt, any nomination of Directors for election at a special meeting of stockholders called for the purpose of electing Directors shall be subject to Article II, Section 9 of these Bylaws.

SECTION 3. VOTING - When a quorum is present at any meeting of stockholders, action by the stockholders on a matter will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except (i) Directors shall be elected by a plurality of the votes cast, (ii) if the action is one upon which, by provision of applicable law, the Articles of Incorporation or these Bylaws, a different vote is required, then such express provision shall govern and control the decision of such action. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months from its date unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

SECTION 4. STOCKHOLDER LIST - The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete, alphabetical list of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list may be examined by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. QUORUM — Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the voting power of all outstanding shares of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at such meeting. In case a quorum shall not be present at any meeting, the person presiding over such meeting or a majority of the voting power of the shares so present, in person or by proxy, and entitled to vote at the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken, until the requisite quorum shall be present; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the time and place of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any such adjourned meeting at which the requisite quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

SECTION 6. NOTICE OF MEETINGS — Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which notice shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law (meaning, here and hereinafter, as required from time to time by the Nevada Revised Statutes, as amended from time to time (the “NRS”) or the Articles of Incorporation), the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors may postpone or reschedule any previously scheduled meeting. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened. Whenever the giving of any notice to Stockholders is required by applicable law, the Articles of Incorporation or these Bylaws, a written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by such stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

SECTION 7. VOTING PROCEDURES AND INSPECTORS — The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares present in person or represented by proxy at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares present in person or represented by proxy at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of

Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding over the meeting and shall be announced at the meeting. No ballots, proxies, votes or any revocation thereof or change thereto shall be accepted by the inspectors after the closing of the polls unless an appropriate court (as determined in accordance with the mandatory forum provisions of the Articles of Incorporation) upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

SECTION 8. CONDUCT OF MEETINGS — The Board of Directors may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, unless the Board of Directors otherwise provides, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board or, if the Chairman of the Board is absent, the most senior officer of the Corporation present, shall preside over the meeting. Except to the extent inconsistent with any rules and procedures adopted by the Board of Directors, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors and, if the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

SECTION 9. NOTICE OF DIRECTOR NOMINATIONS AND STOCKHOLDER BUSINESS —

(a) At any meeting of stockholders, only persons nominated in accordance with the procedures set forth in this Section 9 shall be eligible and qualified for election as Directors, and only business that has been properly brought before the meeting in accordance with the procedures set forth in this Section 9 shall be conducted. For persons nominated for election as Directors to be eligible and qualified for election and for businesses to be properly brought before a meeting, the nomination must be made or the business must be brought, as applicable, (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder who is a stockholder of record at the time of the giving of the notice provided for in this Section 9, who is entitled to vote at the meeting and who complies with the notice requirements and other provisions set forth in this Section 9. Subject to Section 9(f), Section 9(a)(ii) is the exclusive means by which a stockholder may nominate persons for election as Directors or bring business before a meeting of stockholders. Any nomination made in accordance with Section 9(a)(ii) is referred to as a “Stockholder Nomination” and any business brought in accordance with Section 9(a)(ii) is referred to as “Stockholder Business”. Notwithstanding anything to the contrary in this Section 9(a), the business transacted at any special meeting of stockholders shall be limited to the purpose(s) stated in the notice of the meeting sent by or on behalf of the Corporation, stockholders shall not be permitted to propose Stockholder Business at any special meeting of stockholders, and Stockholder Nominations shall be permitted in connection with special meetings only if the election of Directors is among the purposes stated in the notice of the meeting sent by or on behalf of the Corporation and the Stockholder Nomination otherwise complies with the provisions of this Section 9.

(b) Subject to Section 9(f), all Stockholder Nominations and proposals of Stockholder Business must be made by timely notice thereof in proper written form to the Secretary of the Corporation and, in the case of proposals of Stockholder Business, must constitute a proper matter for stockholder action.

(i) To be timely in the case of an annual meeting of stockholders, a stockholder’s notice must be sent and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time, on the ninetieth (90th) day, nor earlier than 5:00 p.m., Pacific Time, on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that if (1) the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, (2) no annual meeting was held in the immediately preceding year or (3) in the case of the Corporation’s first annual meeting of stockholders as a corporation with a class of equity security registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the notice by the stockholder to be timely must be so sent and received (A) not earlier than 5:00 p.m., Pacific Time, on the one hundred twentieth (120th) day prior to such annual meeting and (B) not later than 5:00 p.m., Pacific Time, on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything to the contrary in this Section 9(b)(i), if the number of Directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, notice of a Stockholder Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is sent and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. To be timely in the case of a special meeting of stockholders called for the purpose of electing Directors, a stockholder’s notice of a Stockholder Nomination to be timely must be sent and received by the Secretary at the principal executive offices of the Corporation (A) not later than 5:00 p.m., Pacific Time, on the one hundred twentieth (120th) day prior to such special meeting and (B) not later than 5:00 p.m., Pacific Time, on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of any annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.

(ii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing (1) in the case of a Stockholder Nomination, as to each person whom the stockholder proposes to nominate for election as a Director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (B) a completed signed questionnaire, representation and agreement required by Article III, Section 11; (2) as to any Stockholder Business, a brief description of the Stockholder Business, the text of the proposal or business (including the complete text of any resolutions proposed for consideration or any amendment to any Corporation document intended to be presented at the meeting), the reasons for conducting such Stockholder Business at the annual meeting and any material interest in the Stockholder Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) (I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates, associates and any others acting in concert therewith, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether such stockholder, beneficial owner, or any affiliates, associates or others acting in concert therewith may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, beneficial owner, or any affiliates, associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of the Corporation, (IV) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”), (V) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (VII) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (VIII) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or beneficial owner and (IX) any direct or indirect interest of such stockholder or beneficial owner in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (X) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the Stockholder Business and/or Stockholder Nomination in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business and/or Stockholder Nomination, as applicable and (D) a representation whether the stockholder or the beneficial owner intends to solicit proxies in support of such Stockholder Business and/or Stockholder Nomination, as applicable, including whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Corporation’s shares required under applicable law, the Articles of Incorporation or these Bylaws to adopt and/or carry out the Stockholder Business or elect the persons nominated pursuant to the Stockholder Nomination, as applicable. The Corporation may require any person nominated pursuant to a Stockholder Nomination to furnish such other information as the Corporation may reasonably require in order to determine the eligibility of such person to serve as a Director.

(c) Only such persons who are nominated in accordance with the requirements and procedures set forth in this Section 9 and fully comply with Article III, Section 11 shall be eligible and qualified to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the requirements set forth in this Section 9. Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty to determine whether a Stockholder Nomination or Stockholder Business was made or proposed, as the case may be, in accordance with the requirements and procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the Stockholder Nomination or Stockholder Business is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s or beneficial owner’s representation as required by Section 9(b)(ii)(3)) and, in the event any proposed Stockholder Nomination or Stockholder Business was not so made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative (as defined below) of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Stockholder Nomination or Stockholder Business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or any comparable or successor national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e) Notwithstanding the foregoing provisions of this Section 9, a stockholder or beneficial owner, if any, on whose behalf a Stockholder Nomination or Stockholder Business is made shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

(f) The notice requirements of this Section 9 shall be deemed satisfied with respect to shareholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 9 shall be deemed to affect any rights of the holders of any Preferred Stock pursuant to any applicable provision of the Articles of Incorporation.

SECTION 10. MEETINGS THROUGH ELECTRONIC COMMUNICATIONS. Unless otherwise restricted by the NRS, the Articles of Incorporation or these Bylaws, Stockholders may participate in a meeting of the stockholders by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 10 constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

SECTION 1. POWERS; NUMBER AND TERM — Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of a Board of Directors. Each Director shall have such voting power as provided in the Articles of Incorporation. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. Subject to the Articles of Incorporation and the Stockholders Agreement (as defined in the Articles of Incorporation), the number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall never be less than three (3) nor more than ten (10). The term of each Director shall be as set forth in the Articles of Incorporation. Directors need not be stockholders.

SECTION 2. RESIGNATIONS — Any Director may resign at any time. Such resignation shall be made in writing or by electronic transmission permitted under the NRS, and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES — Subject to the rights of holders of any Preferred Stock to elect or otherwise designate Directors pursuant to the terms of any Preferred Stock Designation (as defined in the Articles of Incorporation), any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board or Directors, may be filled solely by the affirmative vote of a majority of the voting power of the remaining members of the Board of Directors, although less than a quorum, or a sole remaining Director. A Director so elected shall be elected to hold office until the expiration of the term of office of the Director whom he or she has replaced, and a successor is elected and qualified or the Director’s earlier death, resignation, disqualification or removal.

SECTION 4. COMMITTEES — The provisions of this Section 4 shall be subject in all respects to the terms of the Stockholders Agreement. The Board of Directors may designate one or more committees in accordance with the NRS. Unless the Board of Directors provides otherwise, at all meetings of such committee, the attendance of members of such committee who are entitled to vote a majority of the aggregate number of votes of the total number of Directors who are members of the committee shall constitute a quorum for the transaction of business, and affirmative vote of a majority of the aggregate number of votes of the members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business.

SECTION 5. MEETINGS — Regular meetings of the Board of Directors may be held without notice at such places, if any, and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary if directed by Directors representing a majority of the voting power of the Board of Directors, on at least one day’s notice to each Director, and shall be held at such places, if any, and times as may be determined by the person or persons at whose direction the meeting is called. Unless otherwise restricted by the NRS, the Articles of Incorporation or these Bylaws, Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee thereof by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a Director or committee member and (b) provide the Directors or committee members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Board of Directors or such committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 5 constitutes presence in person at the meeting. A majority of the aggregate number of votes of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (i) the adjournment is for 24 hours or less and (ii) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, another Director selected by the Board of Directors shall preside. Unless the Board of Directors present at a meeting shall select another person to act as secretary of the meeting, the Secretary shall act as secretary at each meeting of the Board of Directors or, in the absence of the Secretary, an Assistant Secretary shall perform the duties of secretary at such meeting or, in the absence of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

SECTION 6. NOTICE OF MEETINGS — Except in the case of an adjourned meeting for 24 hours or less as provided in Section 5 above, whenever notice is required to be given to any Director by applicable law, the Articles of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail or electronic mail addressed to such Director at such Director’s address or email address, as applicable, as it appears on the records of the Corporation, telecopy or by other means of electronic transmission. Whenever the giving of any notice to Directors is required by applicable law, the Articles of Incorporation or these Bylaws, a written waiver signed by the Director, or a waiver by electronic transmission by such Director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

SECTION 7. QUORUM — Unless otherwise provided in the Articles of Incorporation, the attendance of members of the Board of Directors who then possess a majority of the voting power of all of the Directors then in office shall constitute a quorum for the transaction of business of the Board of Directors.

SECTION 8. VOTING — Subject to the Stockholders Agreement and the Articles of Incorporation, the affirmative vote of a majority of the voting power of all of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. COMPENSATION — Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of Directors for services to the Corporation in any capacity.

SECTION 10. ACTION WITHOUT MEETING — Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 11. NOMINEE QUALIFICATIONS — To be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice of Stockholder Nominations in Article II, Section 9) to the Secretary at the principal executive offices of the Corporation (a) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (b) information necessary to permit the Board of Directors to determine if the nominee (i) is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Directors, (ii) qualifies as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iv) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years and (c) a written representation and agreement (in the form provided by the Secretary upon written request) that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote on any issue or action (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a Director, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (iii) would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (iv) currently intends to serve as a Director for the full term for which he or she is standing for election.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS — The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board as well as such Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers as they may deem proper. Any number of the above offices may be held by the same person. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD — The Chairman of the Board, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such officer shall preside at all meetings of the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER — The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation and perform such other duties as may be assigned to him or her by the Board of Directors. The Chief Executive Officer shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4. PRESIDENT — The President shall be the Chief Operating Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation and perform such other duties as may be assigned to him or her by the Board of Directors or the Chief

Executive Officer. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. EXECUTIVE VICE PRESIDENTS — Each Executive Vice President, if elected by the Board of Directors, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer, President or Board of Directors.

SECTION 6. VICE PRESIDENTS — Each Vice President, if elected by the Board of Directors, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer, President, an Executive Vice President or Board of Directors.

SECTION 7. TREASURER — The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever any of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 8. SECRETARY — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer or the President, and attest to the same.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES — Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

SECTION 10. ACTIONS WITH RESPECT TO SECURITIES OF OTHER ENTITIES — All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer or the President.

ARTICLE V

MISCELLANEOUS

SECTION 1. STOCK CERTIFICATES — The shares of stock of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If any shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 2. STOCKHOLDERS RECORD DATE —

(a) For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Articles of Incorporation or applicable law, the Board of Directors may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 nor less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). If no such record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2(a), such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new Voting Record Date for the adjourned meeting, in which case the Board of Directors shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

(b) For the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Articles of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than ten days after the date on which the record date was fixed by the Board of Directors. If no such record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Articles of Incorporation), when no prior action by the Board of Directors is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and, when prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors takes such prior action.

(c) For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action (collectively, “Other Actions”), unless otherwise required by the Articles of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 days prior to such Other Action. If no such record date is fixed, the record date for determining stockholders for Other Actions shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 3. REGISTERED STOCKHOLDERS — The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

SECTION 3. DIVIDENDS AND OTHER DISTRIBUTIONS — Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare and cause to be paid dividends or other distributions (as defined in NRS 78.191) on the stock of the Corporation as and when they deem appropriate. Before declaring any dividend or distribution there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 4. SEAL — The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 5. FISCAL YEAR — The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6. CHECKS — All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 7. NOTICE AND WAIVER OF NOTICE —Whenever any notice is required to be given under these Bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

SECTION 8. FORM OF RECORDS — Subject to any requirements or limitations under applicable law, any records maintained by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases). The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to applicable law.

SECTION 9. CERTAIN DEFINITIONS — As used in these Bylaws, unless the context otherwise requires, the term:

(a) “Articles of Incorporation” means the Articles of Incorporation of the Corporation as amended and otherwise in effect from time to time, including any certificates of designation with respect to any Preferred Stock.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Corporation” means AP Gaming Holdco, Inc.

(c) “Director” means a director of the Corporation.

(e) “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority

(including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

(f) “stockholder” means a stockholder of record of the Corporation.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed in accordance with the Articles of Incorporation and the NRS, subject to the Stockholders Agreement (as long as such agreement is in effect).

ARTICLE VII

ACQUISITION OF CONTROLLING INTEREST STATUTES

In accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to any acquisition of any shares of the Corporation’s capital stock by (a) any member of the Apollo Group (as defined in the Articles of Incorporation) or (b) any direct transferee of shares of the Corporation’s capital stock from any member of the Apollo Group and the controlled affiliates of such direct transferee.

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